EXHIBIT 10.161

December 15, 2006

Pharmaco Investments, Inc.

Pharmaceutical Product Development, Inc.

3151 S. 17th Street

Wilmington NC 28412

Attn: Fred Eshelman, CEO

Sent via Electronic Mail and Federal Express

Re:	Amendment No. 1 to the First Amended and Restated Royalty Stream Purchase Agreement; Notice of Exercise of Option to Terminate Services

Dear Mr. Eshelman:

Pursuant to paragraph 5 of Amendment No. 1 to the First Amended and Restated Royalty Stream Purchase Agreement dated as of September 26, 2006 (the “Amendment”), notice is hereby given that Accentia Biopharmaceuticals, Inc. elects to exercise its option to terminate the services of Pharmaco Investments, Inc. (“PPD”) and Pharmaceutical Products Development, Inc. (“PPDI”), effective as of the close of business on December 28, 2006 (the “Termination Date”).

Please forward your invoice for the Fully-Loaded Cost incurred by PPD through the Termination Date, as defined in the Amendment. As provided by the terms of the Amendment, upon payment of that invoice the amount of the Royalty Stream as defined in the applicable agreements shall be reduced to seven percent (7%).

If you should have any questions with regard to this matter, please don’t hesitate to contact me.

Very truly yours,

/s/ Frank O’Donnell

Frank O’Donnell, M.D.

Chairman & CEO

Cc:	Sam Duffey, Esq. Alan Pearce

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912